                                                                     EXHIBIT 4.2

                               AMENDMENT NO. 1 TO
                            STOCKHOLDERS' AGREEMENT

     This AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT (the "Amendment") is made as of November 8, 1996, by and among Powerwave Technologies, Inc., a Delaware corporation formerly called Milcom International, Inc. (the "Company"), the persons named as Investors on Exhibit A hereto (the "Investors") and the persons named as Stockholders on Exhibit B hereto (the "Stockholders").

     WHEREAS, the parties entered into a Stockholders' Agreement as of October 10, 1995 (the "Original Agreement");

     WHEREAS, since the date of the Original Agreement, the Company effected a 3 for 2 stock split (the "Stock Split");

     WHEREAS, in connection with a Settlement and Release Agreement by and among the Company and the Stockholders other than Ernest Johnson on the one hand and Ernest Johnson on the other hand, of even date herewith, the Stockholders other than Ernest Johnson have agreed to transfer to Ernest Johnson an aggregate of 45,000 shares (after giving effect to the Stock Split) of Common Stock of the Company (the "Settlement Shares") which are currently held by the Corporate Secretary pursuant to the Original Agreement;

     WHEREAS, in consideration of the Stockholders entering into the Settlement and Release Agreement which the Investors believe will benefit the Company, the Investors have agreed to allow the Settlement Shares to be transferred out of escrow and thus no longer be subject to Section 4 of the Original Agreement; and

     WHEREAS, Section 5.4 of the Original Agreement provides that the Original Agreement may be amended by the written consent of the persons holding or having the right to acquire more than 75% of (i) the Series A Preferred Stock, (ii) the Voting Stock, and (iii) shares of Voting Stock held by the Stockholders or their permitted transferees pursuant to Section 3 of the Original Agreement.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. The Corporate Secretary is hereby directed, subject to the terms and conditions of the Settlement and Release Agreement, to transfer the Settlement Shares to Ernest Johnson, from the Stockholders other than Ernest Johnson as set forth on Exhibit C hereto, and is hereby appointed attorney-in-fact to transfer, or cause to be transferred, said Settlement Shares on the stock transfer books of the Company. The Company, the Stockholders and the Investors consent to the transfer of Settlement Shares in accordance with the terms and conditions of the Settlement and Release Agreement and further agree that the Settlement Shares shall not be deemed Repurchase Shares and shall not be subject to Section 4 of the Original Agreement, as amended hereby.

     2. The Company, Investors and the Stockholders acknowledge and agree that the transfer of the Settlement Shares to Ernest Johnson as set forth on Exhibit A, shall constitute a full and final release of any and all claims, known or unknown, against or between any of the parties hereto or any other shareholder of the Company, related to ownership of or entitlement to shares of stock of the Company. Without limiting the generality of the foregoing, each of the parties hereto hereby releases each of the other parties hereto from any claim, commitment, obligation or requirement to restore, replenish or contribute any shares to or to otherwise compensate or make whole, any such person or entity as a result of the transfer of shares to Ernest Johnson or for any other reason relating to the transactions which are the subject of this Amendment. The parties hereto acknowledge of agree to the terms and conditions of the Original Agreement, as amended or supplemented
hereby, and agree to be bound thereby.   This Section shall in no way limit or
otherwise affect any release or other provisions set forth in the Settlement and Release Agreement or this Amendment.

     3. The specific releases set forth in paragraph 2 above are not intended to, and shall not, constitute general releases within the meaning of Section 1542 of the Civil Code. HOWEVER, TO THE EXTENT APPLICABLE TO THE CLAIMS BEING RELEASED IN PARAGRAPH 2 ABOVE, THE COMPANY, THE STOCKHOLDERS AND THE INVESTORS, AND EACH OF THEM, DO HEREBY MUTUALLY WAIVE AND RELINQUISH ANY AND ALL RIGHTS WHICH ANY OF THEM MAY HAVE UNDER THE PROVISIONS OF (S) 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH SECTION READS AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     4. Section 4 of the Original Agreement is hereby amended and restated in its entirety as follows:

          "4.  Transfers Upon Exercise of Certain Options.
               ------------------------------------------

          Substantially concurrently herewith, the Company has established its 1995 Stock Option Plan (the "Plan") covering 1,938,615 shares of Common Stock. The Company, the Investors and the Stockholders have agreed that the first 1,095,000 options exercised pursuant to the Plan (whether or not such options represent the first 1,095,000 options granted under such Plan) (the "Dilutive Options") shall be equally dilutive to all such parties, and that the exercise of any other options under the Plan (the "Non-Dilutive Options") shall only dilute the holdings of the Stockholders.

          Therefore, the parties acknowledge and agree that upon exercise of any Non-Dilutive Option, the Stockholders shall sell to the Company, and the Company shall purchase from the Stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock issued upon the exercise of such Non-Dilutive Option (the "Repurchase Shares"). Each Stockholder shall sell to the Company his or her pro rata share (based upon such Stockholder's percentage ownership of Common Stock held by all Stockholders on the date hereof) of the Repurchase Shares. The aggregate purchase price for the Repurchase Shares shall be equal to the exercise price paid upon exercise of the Non-Dilutive Options and shall be paid out to the Stockholders in proportion to the percentage of Repurchase Shares sold by each Stockholder.

          The aggregate 843,615 shares of Common Stock of the Stockholders which initially are subject to becoming Repurchase Shares shall be represented by separate stock certificates (each a "Repurchase Certificate" and together the "Repurchase Certificates"). The Repurchase Certificates shall be held by the Secretary of the Company (the "Corporate Secretary") until such time as all of the Non-Dilutive Options have been exercised or lapsed (the "Termination Date"). Each Stockholder has executed and delivered, substantially concurrently with the execution of the Original Agreement, a power of attorney in favor of the Corporate Secretary, which power of attorney remains in full force and effect, pursuant to which the Corporate Secretary has the power, upon exercise of a Non-Dilutive Option, to execute on behalf of such Stockholder a stock power transferring the appropriate number of shares of such Stockholder's Common Stock to the Company. Each such power of attorney states that it is irrevocable until the Termination Date, coupled with an interest and not to be affected by the disability or incapacity of the Stockholder. If and when Non-Dilutive Options are exercised, new Repurchase Certificates representing the shares of Common Stock still subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Corporate Secretary to be held pursuant to the terms of this Section 4. If and when Non-Dilutive Options lapse or upon the cancellation of the portion of the Plan pertaining to the Non-Dilutive Options (which cancellation may be effected in the sole discretion of Al Cordero), (i) new Repurchase Certificates representing the shares of Common Stock still subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Corporate Secretary to be held pursuant to the terms of this Section 4 and (ii) new stock certificates representing the shares of Common Stock no longer subject to becoming Repurchase Shares shall be issued in the respective names of the Stockholders and delivered to the Stockholders to be held pursuant to the other terms of this Agreement. In recognition of the fact that issuance of stock certificates on each lapse of Dilutive or Non-Dilutive Options may become cumbersome, the Company may wait a reasonable period of time before issuing the Repurchase Certificates and new stock certificates referenced in the immediately preceding sentence."

     5. The Company, Stockholders and Investors agree that, upon the written demand of the Company or the Investors, the Repurchase Certificates shall be transferred to an independent escrow agent (which escrow agent may be the Company's transfer agent) and such new escrow agent shall be deemed the Corporate Secretary for purposes of Section 4 of the Original Agreement. The new escrow agent shall have all of the rights and powers of the Corporate Secretary pursuant to the Special Power of Attorney granted to the Corporate Secretary by each Stockholder in connection with the Original Agreement.

     6. Effective upon the closing of a Qualified Public Offering, for purposes of the Original Agreement, as amended hereby, the maximum number of options that may be deemed Dilutive Options (and thus trigger the redemption provisions of Section 4 of the Original Agreement, as amended hereby) shall be 843,615, which number shall be subject to adjustment in the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of Common Stock of the Company outstanding.

     7. This Amendment is and shall remain strictly confidential and shall not be disclosed by any party except to enforce such party's rights under the Amendment or as required by law or applicable federal securities or other regulations.

     8. Except as amended herein, all terms and conditions of the Original Agreement shall remain in full force and effect.

     9. Unless the context otherwise requires, all capitalized terms not defined herein shall be defined as set forth in the Original Agreement.

     10. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, the parties have executed this Amendment as the first date set forth above.

                              COMPANY

                              POWERWAVE TECHNOLOGIES, INC., a Delaware corporation


                              By: /s/ BRUCE C. EDWARDS
                                  ---------------------------------------------
                                  Bruce C. Edwards, Chief Executive Officer


                              STOCKHOLDERS


                              /s/ ALFONSO G. CORDERO
                              -------------------------------------------------
                              Alfonso G. Cordero


                              /s/ KI NAM
                              -------------------------------------------------
                              Ki Nam


                              /s/ SUSSANNE TORRETTA
                              -------------------------------------------------
                              Sussanne Torretta


                              /s/ ERNEST JOHNSON
                              -------------------------------------------------
                              Ernest Johnson


                              /s/ CHARLES FLORMAN
                              -------------------------------------------------
                              Charles Florman


                              /s/ BILL H. DOI
                              -------------------------------------------------
                              Bill H. Doi

[continuation of signature page
to Amendment No. 1 to Stockholders'
Agreement]

                              /s/ ARTHUR COOK
                              --------------------------------------------------
                              Arthur Cook


                              /s/ THOMAS HA
                              --------------------------------------------------
                              Thomas Ha



                              INVESTORS

                              SUMMIT VENTURES IV, L.P.

                              By:    Summit Partners IV, L.P., its General
                                     Partner
                                     By: Stamps, Woodsum & Co. IV, its General
                                         Partner


                                     By: /s/ GREGORY M. AVIS
                                         ---------------------------------------
                                         General Partner


                              SUMMIT VENTURES III, L.P.

                              By:    Summit Partners III, L.P., its General
                                     Partner
                                     By: Stamps, Woodsum & Co. III, its General
                                         Partner


                                     By: /s/ GREGORY M. AVIS
                                         ---------------------------------------
                                         General Partner


                              SUMMIT INVESTORS II, L.P.


                                     By: /s/ GREGORY M. AVIS
                                         ---------------------------------------
                                         General Partner

[continuation of signature page
to Amendment No. 1 to Stockholders'
Agreement]

                              CROSSPOINT VENTURE PARTNERS 1993


                                     By: /s/ RICH SHAPERO
                                         ---------------------------------------


                              CROSSPOINT VENTURE PARTNERS
                              ENTREPRENEURS 1993


                                     By: /s/ RICH SHAPERO
                                         ---------------------------------------

                                   EXHIBIT A
                                   ---------

                               LIST OF INVESTORS
                               -----------------


Summit Ventures IV, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Summit Ventures III, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Summit Investors II, L.P.
499 Hamilton Avenue, Suite 200
Palo Alto, California  94301


Crosspoint Venture Partners 1993
One First Street
Los Altos, California  94022


Crosspoint Venture Partners Entrepreneurs 1993
One First Street
Los Altos, California  94022

                                   EXHIBIT B
                                   ---------

                              LIST OF STOCKHOLDERS
                              --------------------



Alfonso G. Cordero
26862 Windsor Drive
San Juan Capistrano, CA  92675

Ki Nam
18626 Grayland
Artesia, 90701

Sussanne Torretta
10121 Constitution Drive
Huntington Beach, CA  92646

Ernest Johnson
P.O. Box 7976
Newport Beach, CA  92660

Charles Florman
414A Main Street
Port Jefferson, NY  11777

Bill H. Doi
13802 Tustin East Drive
Tustin, CA  92680

Arthur Cook
55 Greenfield
Irvine, CA  92714

Thomas Ha
8392 Satinwood Circle
Westminster, CA  92683

                                   EXHIBIT C
                                   ---------

             Settlement Shares to be transferred to Ernest Johnson


Stockholder Transferor  No. of Shares
----------------------  -------------
Alfonso G. Cordero      28,325
Ki Y. Nam                8,681
Sussanne Torretta          686
Charles Florman          3,883
Bill H. Doi              1,371
Arthur Cook              1,142
Thomas Ha                  912
                        ------

Total:                  45,000
                        ======